Calculation of Filing Fee Tables
S-1
Ocean Power Technologies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.001 per share	457(o)			$ 12,000,000.00	0.0001381	$ 1,657.20
Fees to be Paid	2	Equity	Common warrants to purchase shares of common stock	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Pre-funded warrants to purchase shares of common stock	Other				0.0001381	$ 0.00
Fees to be Paid	4	Equity	Common stock underlying the common warrants and the pre-funded warrants	Other				0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 12,000,000.00		$ 1,657.20
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,657.20
Offering Note
[1]	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of share splits, share dividends or similar transactions.

[2]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the pre-funded warrants issued in the offering.

[3]	The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and the proposed maximum offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any shares of common stock sold in the offering. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the pre-funded warrants issued in the offering.

[4]	The registrant may issue pre-funded warrants to purchase shares of common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.0001 per share (subject to adjustment as provided for therein). The proposed maximum aggregate offering price of the shares of common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and the proposed maximum offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any shares of common stock sold in the offering. Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the pre-funded warrants issued in the offering.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date